SOLID BLUE BIRD FISCAL 2018
THIRD QUARTER PERFORMANCE IMPACTED BY COMMODITIES HEADWIND;
ACTIONS TAKEN TO ADDRESS HEADWINDS IN FOURTH QUARTER AND BEYOND;
$50 MILLION STOCK REPURCHASE TENDER OFFER APPROVED

GAAP net income of $21.9 million, up $1.9 million,
Adjusted EBITDA of $23.7 million, Adjusted Diluted EPS of $0.91 and Adjusted Free Cash Flow of $35.7 million

Macon, GA, August 8, 2018 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2018 third quarter results. Blue Bird Corporation delivered higher net income, up 9.3% from prior year as well as solid Adjusted EBITDA of $23.7 million. Strong earnings were delivered despite higher commodity costs.

Highlights

(in millions except EPS data)	Three Months Ended June 30, 2018	B/(W) 2017	Nine Months Ended June 30, 2018	B/(W) 2017
Unit Sales	3,746	(103)	7,892	183
GAAP Measures:
Revenue	$314.2	$(18.4)	$693.4	$15.4
Net Income	$21.9	$1.9	$15.9	$1.6
Diluted Earnings per Share	$0.77	$0.09	$0.55	$0.09
Non-GAAP Measures[1]:
Adjusted EBITDA	$23.7	$(9.2)	$39.4	$(4.4)
Adjusted Net Income	$25.8	$5.1	$29.1	$7.2
Adjusted Diluted Earnings per Share	$0.91	$0.20	$1.02	$0.26
1 Reconciliation to relevant GAAP metrics shown below

“We are pleased with our third quarter performance despite significant steel cost headwinds," said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “We have begun to achieve cost reductions with the Transformational Initiatives we are implementing to improve quality, reduce cost, increase capacity and ensure that Blue Bird continues its tradition as the innovator in the School Bus industry. We expect gains from implementing these initiatives and pricing for commodity headwinds in the fourth quarter and significantly in FY2019 which supports our Adjusted EBITDA margin target of 10%+ by FY2020. In the near-term, we are tightening our full-year revenue guidance to $1,010 - $1,020 million, and taking our Adjusted EBITDA guidance down to $70 - $72 million.

"Our product focus continues to be the design of differentiated products that customers want and value. We continued our leadership in these expanding market segments and we expect another year of strong growth and leadership in sales of our alternative-fuel powered school buses. Customer reaction to our all-new offerings of electric-powered buses has been very positive, and as previously announced, Blue Bird will begin delivery of electric buses to school districts before the end of this fiscal year.

"Despite investment in our initiatives in the third quarter, we continue to generate positive cash flow, with positive net cash provided by operating activities of $40.1 million and Adjusted Free Cash Flow of $35.7 million for the quarter. As we close out the remainder of our fiscal year, we are reducing our full year Adjusted Free Cash Flow guidance to $30 - $34 million as we continue significant investments in our production facility which we expect to complete in mid-FY2019."

Tender Offer Announced

Blue Bird Corporation (“Blue Bird” or the “Company”) intends to repurchase up to $50.0 million in aggregate value of outstanding shares of its common stock, which will be effectuated by means of an issuer tender offer. If commenced, Blue Bird intends to complete this repurchase prior to the end of the first quarter of the 2019 fiscal year with either cash on hand and/or proceeds from its credit facility. Concurrent with this announcement, Blue Bird has suspended its current repurchase program, which was authorized on June 12, 2018, to repurchase up to $25.0 million in value of outstanding shares of the Company’s (i) common stock and (ii) Series A Convertible Preferred Stock.

Third Quarter 2018 Results

Net Sales
Net sales were $314.2 million for the third quarter of fiscal 2018, a decrease of $18.4 million, or 5.5%, from prior year period. Bus unit sales were 3,746 units for the quarter compared with 3,849 units for the same period last year.

Gross Profit
Third quarter gross profit of $37.0 million represents a decrease of $8.0 million from the third quarter of last year.

Net Income
Net income was $21.9 million for the third quarter of fiscal 2018, an increase of $1.9 million compared with the same period last year.

Adjusted Net Income
Adjusted Net Income was $25.8 million, representing an increase of $5.1 million compared with the same period last year.

Adjusted EBITDA
Adjusted EBITDA was $23.7 million, or 7.5% of net sales, representing a decrease of $9.2 million compared with the third quarter of the prior year.

Year-to-Date 2018 Results

Net Sales
Net sales were $693.4 million for the nine months ended June 30, 2018, an increase of $15.4 million, or 2.3%, compared with the prior year. This was primarily driven by higher bus unit sales, which were 183 units above the same period last year.

Gross Profit
Year-to-date gross profit was $79.3 million, a decrease of $8.6 million from the prior year.

Net Income
Net income was $15.9 million for the nine months ended June 30, 2018, which was $1.6 million above the same period in the prior year. The increase was primarily driven by a decrease of $11.4 million in tax expense and a debt extinguishment charge of $10.1 million in the prior year that was not recurring. These were partially offset by an increase of $11.8 million in selling, general and administrative expenses and a decrease of $8.6 million in gross profit.

Adjusted Net Income
Adjusted Net Income was $29.1 million, representing an increase of $7.2 million compared with the prior year.

Adjusted EBITDA
Adjusted EBITDA was $39.4 million, or 5.7% of net sales, for the nine months ended June 30, 2018, a decrease of $4.4 million from the prior year. The decrease in adjusted EBITDA was primarily the result of decreased gross profit, which was partially offset by a decrease in adjusted selling, general and administrative expenses.

Conference Call Details

Blue Bird will discuss its third quarter 2018 results and other related matters in a conference call at 4:30 PM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•
Webcast participants should log on and register at least 15 minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 1-800-239-9838 or 1-323-794-2551

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Key Non-GAAP Financial Measures We Use to Evaluate Our Performance

This press release includes the following non-GAAP financial measures “Adjusted EBITDA,” "Adjusted EBITDA Margin," "Adjusted Net Income (Loss)," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow” because management views these metrics as a useful way to look at the performance of our operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income prior to discontinued operations income or loss, interest income, interest expense, income taxes, and depreciation, amortization, and disposals, as adjusted to add back certain charges that we may record each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted Net Income (Loss) is net income as adjusted to add back certain transaction costs not considered an indicator of ongoing company performance. Adjusted diluted earnings per share represents Adjusted Net Income (Loss) by diluted weighted average common shares outstanding (as if we had GAAP net income during the respective period). Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share are not measures of performance defined in accordance with GAAP. The measures are used as a supplement to GAAP results in evaluating certain aspects of our business, as described below.

We believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share are useful to investors in evaluating our performance because the measures consider the performance of our operations, excluding decisions made with respect to capital investment, financing, and other expenses. We believe that the non-GAAP metrics offer additional financial metrics that, when coupled with the GAAP results and the reconciliation to GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share should not be considered as alternatives to net income or GAAP earnings per share as an indicator of our performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although we believe the non-GAAP measures may enhance the evaluation of our operating performance based on recent revenue generation and product/overhead cost control because they exclude the impact of prior decisions made about capital investment, financing, and other expenses, (i) other companies in Blue Bird’s industry may define Adjusted

EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share differently than we do and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry, and (ii) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share exclude certain financial information that some may consider important in evaluating our performance.

We compensate for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of our operating results.

Our measures of “Free Cash Flow” and "Adjusted Free Cash Flow" are used in addition to and in conjunction with results presented in accordance with GAAP and free cash flow and adjusted free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and adjusted free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We define free cash flow as net cash provided by/used in operations minus cash paid for fixed assets. We define adjusted free cash flow as free cash flow minus cash paid for special compensation and other business combination expenses. We use free cash flow and adjusted free cash flow, and ratios based on both, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a more conservative measure of cash flow since purchases of fixed assets and intangible assets are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed or intangible assets exceed purchases, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed or intangible assets, we expect free cash flow to be less than operating cash flows.

Additional Information Regarding the Tender Offer

The tender offer described in this press release (the “Offer”) has not yet commenced and may not be commenced. This press release is for informational purposes only. This press release is not a recommendation to buy or sell Blue Bird common stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell Blue Bird common stock or any other securities. Should Blue Bird decide to proceed with the Offer, Blue Bird will file a tender offer statement on Schedule TO-I, including an offer to purchase, letter of transmittal and related materials, with the SEC on the commencement date of the Offer. The Offer will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed as a part of the Schedule TO-I. Stockholders should read carefully the offer to purchase, letter of transmittal and related materials if and when they become available because they would contain important information, including the various terms of, and conditions to, the Offer. When the Offer is commenced, stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO-I, the offer to purchase, letter of transmittal and other documents that Blue Bird files with the SEC at the SEC’s website at www.sec.gov or from the investor relations section of Blue Bird’s website at www.blue-bird.com.
Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions (including tariffs) that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Forward-looking statements in this document also may include, but are not limited to, statements regarding the pricing of the share repurchase, the potential tender offer by Blue Bird for shares of its common stock, and the benefits and timing of any potential tender offer. Many risks, contingencies and uncertainties could cause actual results to differ materially from Blue Bird’s forward-looking statements. Among these factors are the risk that Blue Bird may decide not to commence the tender offer, and that if Blue Bird does commence a tender offer, that the offer may not be completed.

Contact:
Mark Benfield
Investor Relations & Government Affairs
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands except for share data)	June 30, 2018	September 30, 2017
Assets
Current assets
Cash and cash equivalents	$41,924	$62,616
Accounts receivable, net	22,569	10,148
Inventories	113,027	76,155
Other current assets	14,311	11,528
Total current assets	$191,831	$160,447
Property, plant and equipment, net	48,910	34,708
Goodwill	18,825	18,825
Intangible assets, net	55,974	57,481
Equity investment in affiliate	12,256	11,625
Deferred tax asset	3,220	11,755
Other assets	522	975
Total assets	$331,538	$295,816
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$132,864	$87,331
Warranty	8,139	8,573
Accrued expenses	17,214	18,229
Deferred warranty income	7,742	6,776
Other current liabilities	7,084	9,847
Current portion of long-term debt	8,000	8,000
Total current liabilities	$181,043	$138,756
Long-term liabilities
Long-term debt	$137,797	$143,224
Warranty	11,712	12,337
Deferred warranty income	14,259	12,519
Deferred tax liabilities	626	—
Other liabilities	5,359	15,064
Pension	25,219	32,426
Total long-term liabilities	$194,972	$215,570
Stockholders' deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 93,000 and 400,000 issued with liquidation preference of $9,300 and $40,000 at June 30, 2018 and September 30, 2017, respectively	$9,300	$40,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 26,898,267 and 23,739,344 issued and outstanding at June 30, 2018 and September 30, 2017, respectively.	2	2
Additional paid-in capital	72,362	45,418
Accumulated deficit	(84,167)	(100,055)
Accumulated other comprehensive loss	(41,974)	(43,875)
Total stockholders' deficit	$(44,477)	$(58,510)
Total liabilities and stockholders' deficit	$331,538	$295,816

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands except for share data)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$314,186	$332,604	$693,363	$677,915
Cost of goods sold	277,213	287,594	614,074	590,058
Gross profit	$36,973	$45,010	$79,289	$87,857
Operating expenses
Selling, general and administrative expenses	20,950	16,331	65,609	53,782
Operating profit	$16,023	$28,679	$13,680	$34,075
Interest expense	(1,834)	(1,398)	(5,112)	(5,801)
Interest income	25	50	42	63
Other (expense) income, net	(206)	(45)	984	(209)
Loss on debt extinguishment	—	—	—	(10,142)
Income before income taxes	$14,008	$27,286	$9,594	$17,986
Income tax benefit (expense)	7,485	(8,290)	5,662	(5,726)
Equity in net income of non-consolidated affiliate	398	1,036	632	1,997
Net income	$21,891	$20,032	$15,888	$14,257

Earnings per share:
Net income (from above)	$21,891	$20,032	$15,888	$14,257
Less: preferred stock dividends	182	974	1,715	2,944
Net income available to common stockholders	$21,709	$19,058	$14,173	$11,313

Basic weighted average shares outstanding	26,209,697	23,659,057	24,677,838	23,101,685
Diluted weighted average shares outstanding	28,556,914	29,527,612	25,809,491	24,654,158

Basic earnings per share	$0.83	$0.81	$0.57	$0.49
Diluted earnings per share	$0.77	$0.68	$0.55	$0.46

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
(in thousands of dollars)	June 30, 2018	July 1, 2017
Cash flows from operating activities
Net income	$15,888	$14,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,325	6,106
Amortization of debt costs	572	912
Share-based compensation	2,380	904
Equity in net income of affiliate	(632)	(1,997)
Loss (gain) on disposal of fixed assets	115	(43)
Deferred taxes	8,422	(874)
Amortization of deferred actuarial pension losses	2,640	4,718
Loss on debt extinguishment	—	10,142
Unrealized gains on foreign currency hedges	(828)	—
Changes in assets and liabilities:
Accounts receivable	(12,422)	(13,701)
Inventories	(36,872)	(72,796)
Other assets	(1,502)	(5,941)
Accounts payable	41,959	56,671
Accrued expenses, pension and other liabilities	(19,023)	5,981
Dividend from equity investment in affiliate	—	1,412
Total adjustments	$(8,866)	$(8,506)
Total cash provided by operating activities	$7,022	$5,751
Cash flows from investing activities
Cash paid for fixed assets	(15,572)	(7,193)
Proceeds from sale of fixed assets	12	47
Total cash used in investing activities	$(15,560)	$(7,146)
Cash flows from financing activities
Repayments under the former senior term loan	$—	$(161,500)
Borrowings under new term loan	—	156,887
Repayments under the new term loan	(6,000)	(4,000)
Cash paid for capital leases	(118)	(117)
Cash paid for debt issuance costs	—	(299)
Cash paid to extinguish debt	—	(507)
Payment of dividends on preferred stock	(1,715)	(2,944)
Cash paid for employee taxes on vested restricted shares and stock option exercises	(571)	(981)
Proceeds from exercises of warrants	15,114	12,858
Common stock repurchases under the share repurchase program	(18,864)	—
Total cash used in financing activities	$(12,154)	$(603)
Change in cash and cash equivalents	(20,692)	(1,998)
Cash and cash equivalents, beginning of period	62,616	52,309
Cash and cash equivalents, end of period	$41,924	$50,311

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest paid, net of interest received	$4,549	$4,775
Income tax paid, net of tax refunds	3,665	1,318
Non-cash investing and financing activities
Change in accounts payable for capital additions to property, plant and equipment	$3,574	$(1,900)
Cashless exercise of stock options	897	4,124
Cash receivable for warrant exercises	—	164

Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands of dollars)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income	$21,891	$20,032	$15,888	$14,257
Adjustments:
Discontinued operations loss (income)	—	34	(81)	222
Interest expense, net	1,809	1,348	5,070	5,738
Income tax (benefit) expense	(7,485)	8,290	(5,662)	5,726
Depreciation, amortization, and disposals	2,203	2,022	6,483	6,106
Loss on debt extinguishment	—	—	—	10,142
Operational transformation initiatives	3,169	—	13,547	—
Unrealized losses (gains) on foreign currency hedges	208	—	(828)	—
Share-based compensation	870	494	2,380	904
Product initiatives	1,037	648	2,697	930
Other	(10)	—	(54)	(174)
Adjusted EBITDA	$23,692	$32,868	$39,440	$43,851
Adjusted EBITDA margin (percentage of net sales)	7.5%	9.9%	5.7%	6.5%

Reconciliation of Free Cash Flow to Adjusted Free Cash Flow
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands of dollars)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net cash provided by operating activities	$40,079	$15,076	$7,022	$5,751
Cash paid for fixed assets	(8,551)	(2,034)	(15,572)	(7,193)
Free cash flow	$31,528	$13,042	$(8,550)	$(1,442)
Cash paid for operational transformation initiatives	(3,169)	—	(13,547)	—
Cash paid for product initiatives	(1,037)	(648)	(2,697)	(930)
Cash paid for other	—	—	—	(3,313)
Adjusted free cash flow	35,734	13,690	7,694	2,801

Reconciliation of Net Income to Adjusted Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands of dollars)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income	$21,891	$20,032	$15,888	$14,257
Adjustments, net of tax benefit or expense (1)
Operational transformation initiatives	2,377	—	10,160	—
Product initiatives	778	415	2,023	595
Loss on debt extinguishment	—	—	—	6,491
Unrealized losses (gains) on foreign currency hedges	156	—	(621)	—
Share-based compensation	653	316	1,785	579
Discontinued operations loss (income)	—	22	(61)	142
Other	(8)	—	(41)	(111)
Adjusted net income, non-GAAP	$25,847	$20,785	29,134	21,952

(1) Amounts are net of estimated statutory tax rates of 25% for the three and nine months ended June 30, 2018 and 36% for the three and nine months ended July 1, 2017.

Reconciliation of Diluted EPS to Adjusted Diluted EPS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Diluted earnings per share	$0.77	$0.68	$0.55	$0.46
One-time charge adjustments, net of tax benefit or expense	0.14	0.02	0.47	0.30
Adjusted diluted earnings per share, non-GAAP (1)	$0.91	$0.70	$1.02	$0.76
Weighted average dilutive shares outstanding (2)	28,556,914	29,527,612	28,600,959	28,968,222

(1) Numerator is adjusted net income, non-GAAP.
(2) The diluted loss per share calculations for the nine months ended June 30, 2018 and July 1, 2017 excluded 2,791,468 and 4,314,064 shares, respectively, as their effect would be anti-dilutive, but were included in the adjusted diluted earnings per share, non-GAAP calculation as their effect was dilutive.